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                                                                    Exhibit 21.1

                            MRV COMMUNICATIONS, INC.

                               Subsidiaries of MRV

       Subsidiary Name                     Jurisdiction of Organization
       ---------------                     ----------------------------
Appointech, Inc.                           Republic of China
AstroTerra Corporation                     California
Broadband Highway, Inc.                    Delaware
Charlotte's Web Ltd.                       Israel
Charlotte's Networks, Inc.                 Delaware
Cimi Networks, Inc.                        Delaware
Creative Electronic Systems SA             Switzerland
EDSLan SpA                                 Italy
Elcoma AG                                  Switzerland
Giga Solutions SA                          France
Hyperchannel Ltd.                          United Kingdom
Interdata S.A.                             France
iTouch Communications, Inc.                Delaware
iTouch, Inc.                               Massachusetts
J3Tel SA                                   France
Jolt Ltd.                                  Israel
Luminent, Inc.                             Delaware
NBase Communications, Ltd.                 Israel
NBase Europe GmbH                          Germany
NBase Fibronics Ltd.                       Israel
Optical Access, Inc.                       Delaware
Optical Crossing, Inc.                     Delaware
Optronics International Corp.              Republic of China
Pedrena Enterprises B.V.                   Netherlands
RDS Communications AB                      Sweden
RedC Optical Networks, Inc.                Delaware
RedC Optical Networks, Ltd.                Israel
Tecnonet SpA                               Italy
TurnKey Communciations AG                  Switzerland
Zuma Networks, Inc.                        Delaware